EXHIBIT 10.58

                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS


      AGREEMENT entered into this 2nd day of April, 1998, by and among SOUTH SHORE PUMPING CORP., a Massachusetts corporation ("Seller"), RANDY S. BERN, who is Seller's sole stockholder (collectively "Stockholder"), and US LIQUIDS NORTH EAST, INC., a Delaware corporation ("U.S. Liquids" or "Buyer").

      IN CONSIDERATION OF the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS.

      1.1 ASSETS TO BE TRANSFERRED. Seller shall sell, convey, transfer and assign to Buyer and, subject to the terms and conditions of this Agreement and in reliance upon the covenants, representations and warranties of Seller and Stockholder contained herein, Buyer shall purchase and acquire from Seller, at the Closing described in Section 1.4, the following assets of Seller, as they shall exist on the Closing Date:

            (a) All of the Seller's interest in and to its business goodwill and other intangible assets of every kind and description, to the extent assignable, including Seller's license and the exclusive right to the name "South Shore Pumping Corp." ("Intangibles");

            (b) Seller's furniture, fixtures and equipment set forth on SCHEDULE
1.1 attached hereto ("Furniture, Fixtures and Equipment") and any applicable rights under warranties and guaranties related thereto;

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            (c) All of Seller's rights or interests under the contracts, agreements, leases, dumping plants, licenses for waste water disposal and transportation, set forth on Schedule 1.2 and purchase orders relating to Seller's business ("Contract Rights") set forth on Schedule 1.3;

            (d) All of Seller's prepaid expenses, advances and deferred charges, relating exclusively to its business, to the extent assignable, and any deposits of Seller, including without limitation any deposits relating to Contract Rights set forth on Schedule 1.4; and

            (e) Telephone numbers, Yellow Pages advertising, overflow tanks, route lists, and customer lists set forth on Schedule 1.5.

      The foregoing items (a) through (e) are hereinafter collectively referred to as the "Acquired Assets." All of the Acquired Assets will be transferred to Buyer free and clear of any liens or encumbrances. Seller and Buyer specifically acknowledge that (i) no properties not specifically identified as being sold to Buyer hereunder are being sold to Buyer hereunder, and title thereto shall be retained by Seller; and (ii) Buyer is assuming no liabilities of the Seller whatsoever, excepting only the liabilities specifically referred to in Section
1.3 hereto, and Seller shall remain solely liable therefor.

     1.2    PURCHASE PRICE; PAYMENT.

            (a) PURCHASE PRICE. The Buyer will pay to the Seller for the Acquired Assets an amount (the "Purchase Price") equal to the sum of:

   ITEM                                      AMOUNT
-----------                               -----------
Intangibles (including goodwill),         $326,212.45
   Contract Rights,
Furniture, Fixtures, Supplies             $ 25,000
   and Equipment
Customer Lists

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            (b) PAYMENT. Payment of the Purchase Price by Buyer shall be made as follows:
            (i) By delivery to Seller, on the Closing Date, of a certified or bank cashier's check in the amount of Three Hundred and Fifty One
      Thousand, Two Hundred and Twelve and 45/100 Dollars ($351,212.45).

      1.3 CLOSING. The closing hereunder (the "Closing") will take place at the offices of Bonin & Zalcman, as of 10:00 a.m. on March 31, 1998, or such other time and place as the parties may agree. (The date on which the Closing occurs is hereinafter referred to as the "Closing Date").

SECTION 2.  REPRESENTATIONS AND WARRANTIES RELATING TO SELLER

      Seller and Stockholder, jointly and severally, hereby represent and warrant to Buyer as follows:

      2.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted. Seller is not qualified to do business as a foreign corporation in any other jurisdiction and no such qualification is required.

      2.2 AUTHORIZATION. The execution and delivery of this Agreement by Seller, and the performance by Seller of all of its obligations hereunder, have been duly authorized by Seller's Stockholder and Directors and by all other necessary corporate action on the part of Seller. This Agreement is binding upon and enforceable against Seller and Stockholder in accordance with its terms.

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      2.3 EFFECT OF AGREEMENT. The entry into this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated by this Agreement will not, violate the

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provisions of (a) Seller's Articles of Organization or Bylaws or (b) any
mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, license or decree to which Seller is a party or by which Seller or any of the Acquired Assets is bound. No default or breach will occur in any material respect by virtue of the consummation of the transactions contemplated hereunder under any contract, agreement, lease, deed of trust, indenture or other instrument applicable to Seller or Stockholder; no rights of Seller or Stockholder under any such existing contract, agreement, lease, indenture, deed of trust or other instrument will be limited, impaired or extinguished by virtue of the consummation of the transactions contemplated hereunder, nor will the consummation of the transactions contemplated hereunder result in the creation of any lien, charge or encumbrance upon the assets of Seller.

     2.4    TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

            (a) Seller owns no real property at the date hereof and, except as disclosed in SCHEDULE 2.4 (Leases) attached hereto, Seller is not a party to any leases for real or personal property. Seller owns no furniture, fixtures or equipment with a book value in excess of $1,000.00, except as set forth in
SCHEDULE 1.1 (Furniture, Fixtures and Equipment) attached hereto. Seller has good and marketable title to all of the property owned by it, including without limitation all of the property described in said Schedules, and all of its leases are valid and subsisting and no default by Seller or, to Seller's knowledge, by the other parties thereto exists under any thereof, and none of the properties or assets owned or leased by Seller is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge, except as specifically disclosed in said Schedules;

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            (b) All furniture, fixtures and equipment, including motor vehicles owned or leased by Seller are transferred to the Buyer "as is".

      2.5 TAXES. Except as set forth on SCHEDULE 2.5 attached hereto, upon the Seller and the Stockholder's knowledge, Seller has filed all federal, state and local income, excise, franchise, real estate and sales and use tax returns required to be filed by it and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due for which adequate provision has been made. No extensions of time for the assessment of deficiencies for any year are in effect. Neither the IRS nor any other taxing authority is now asserting or threatening to assert against Seller any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

      2.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of March 23, 1998, to the knowledge and belief of Stockholder and Seller, Seller had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except liabilities reflected on Schedule 2.6 attached hereto or other Schedules furnished to Buyer hereunder. As of the date hereof, Seller has no material liabilities of any nature, whether accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or accrued or to become due), except liabilities reflected on SCHEDULE 2.6 attached hereto or other Schedules furnished to Buyer hereunder.

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      2.7 ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed in SCHEDULE
2.7 attached hereto, since March 23, 1998, to the Seller's and Stockholder's best knowledge and belief, there has not been:
            (a) Any change in the financial condition, properties, assets, liabilities, business or operations of Seller (other than a change brought about by prevailing economic conditions generally), which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been or is likely to be adverse with respect to Seller;

            (b) Any mortgage, encumbrance or lien placed on any properties owned or leased by Seller which remains in existence on the date hereof;

            (c) Any obligation or liability incurred by Seller other than obligations and liabilities incurred in the ordinary course of business;

            (d) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any part of the properties or assets owned or leased by Seller other than purchases for and sales from inventory in the ordinary course of business;

            (e) Any other transaction entered into by Seller other than transactions in the ordinary course of business; or

            (f) Any change with respect to the employment status or terms of employment of Seller's management or supervisory personnel.

      2.8 CONTRACTS. Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2.8 attached hereto, to the best knowledge and belief of Stockholder and Seller, Seller is not a party to or subject to:

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            (a) Any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;
            (b) Any employment contract or contract for services not terminable within 30 days by and without penalty or further liability to Seller;

            (c) Any contract or agreement for the purchase of any inventory, commodity, material, furniture, fixtures or equipment, other than in the ordinary course of business;

            (d) Any contract or agreement for the sale of any inventory commodity, material, furniture, fixtures, equipment or service, other than contracts with customers entered into in the ordinary course of business;

            (e) Any contract or agreement providing for the delivery of all or substantially all of its waste of a particular type of waste to a particular disposal facility, or for periodic minimum disposal of a particular type of waste to a particular disposal facility; or

            (f) Any contract containing covenants limiting Seller's freedom to compete in any line of business or with any person or entity.

      Copies of all such contracts, commitments, plans, agreements or licenses have been provided to the Buyer or its counsel prior to the execution of this Agreement, and all such copies are true, correct and complete, and have been subject to no amendment, extension or other modification as of the date hereof.

      Seller is not, and to the knowledge of Seller and Stockholder none of the other parties thereto is, in default under any such contracts, commitments, plans, agreements or licenses described in said SCHEDULE 2.8 (a "default" being defined for purposes hereof as an actual default

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or any set of facts which would, upon receipt of notice or passage of time, constitute a default), except as reflected on Schedule 2.8 attached hereto and other schedules furnished to Buyer hereunder.

      (g) HAZARDOUS MATERIALS. To the best of Seller's and Stockholder's knowledge, neither Seller nor Stockholder has ever generated, transported, stored, handled, recycled, reclaimed, disposed of, or contracted for the disposal of, hazardous materials, hazardous wastes, hazardous substances, toxic wastes or substances, infectious or medical waste, radioactive waste or sewage sludges as those terms are defined by the Resource Conservation and Recovery Act of 1976; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") ; the Atomic Energy Act of 1954; the Toxic Substances Control Act; the Occupational Health and Safety Act; any comparable or similar Massachusetts statute; or the rules and regulations promulgated under any of the foregoing, as each of the foregoing may have been from time to time amended (collectively, "Hazardous Materials") . Seller has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage or disposal facility, business or activity other than the Business. Seller has obtained and maintained all necessary trip tickets, signed by the applicable waste generators, and other records demonstrating the nature of the waste transported in connection with the Business. To the best of Seller's and Stockholder, knowledge, no employee, contractor or agent of Seller has, in the course and scope of employment with Seller, been harmed by exposure to Hazardous Materials. To the best of Seller's and Stockholder's knowledge, Seller has no direct or contingent liability or obligation for or in connection with any claimed release, discharge or leak of any substance onto the Land or into the environment. Further, to the best of Seller's and Stockholder's knowledge, no portion of

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the Property is listed on the CERCLA list or the National Priorities List of
Hazardous Waste Sites or any similar list maintained by the Commonwealth of Massachusetts. Attached hereto as Schedule 2.8(g) is a complete list of the names and addresses of all disposal sites at any time now or in the past utilized by Seller, none of which sites, to the best of Seller's knowledge, is listed on the CERCLA list or the National Priorities List of Hazardous Waste Sites or any comparable Massachusetts list. Neither Seller nor Stockholder is listed as a potentially responsible party under CERCLA 'or any comparable or similar Massachusetts statute; neither Seller nor Stockholder has received any notice of such a listing; and neither Seller nor Stockholder knows of any facts or circumstances which could give rise to such a listing.

      (h) GOVERNMENT NOTICES. Seller has delivered to Buyer, a description and copies, as of the date of this Agreement, of all notifications, filed or submitted to governmental agencies and of all material notifications from such governmental agencies relating to Seller and the Assets or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment described in Schedule 2.8(h).

      (i) UNDERGROUND STORAGE TANKS. To the best knowledge and belief of Seller and Stockholder, Seller has never owned, leased or operated any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements. Set forth on Schedule 2.8(i) is a list of all above and below ground tanks located on the Property, each of which are being used and maintained in accordance with Applicable Laws.

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      2.9 LITIGATION. Except as disclosed on SCHEDULE 2.9 attached hereto, there are no proceedings or litigation pending or, to the best knowledge and belief of Seller or Stockholder, threatened against or affecting Seller or Seller's business, or properties or assets owned or leased by Seller, at law or in equity, before any federal, state or local courts or any other governmental or administrative agency, and there are no judgments, orders, consent decrees, injunctions, administrative orders, notices of violation or other mandates outstanding which adversely affect or may adversely affect Seller or its business or operations, or properties or assets owned or leased by Seller, or Seller's financial condition or prospects, or which could prevent or restrict in any manner the consummation of the transaction contemplated hereby.

      2.10 COMPLIANCE WITH LAWS. Except as otherwise disclosed herein or on the Schedules hereto, Seller has received no written notice asserting that it is in violation in any material respect of any laws and regulations which apply to the conduct by Seller of its business, or to any properties or assets owned or leased by Seller, the violation of which could have a material, adverse effect on Seller or its assets.

      2.11 WAGES AND BENEFITS DUE. All wages and all other payments due from Seller on account of group employee health, life and accident insurance, accrued vacation and other fringe benefits have been paid and Seller is not liable for any severance payments or for any payments or penalties for failure to comply with any law regulating the employment of labor.

      2.12 EMPLOYEE BENEFIT PLANS.

            (a) SCHEDULE 2.12 attached hereto contains true and complete lists of each written, and each generally announced or generally applied oral, agreement, policy, plan or other arrangement to which Seller is a party which is a pension, option, bonus, deferred compensation,

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retirement, stock purchase, profit-sharing, severance pay, health, retiree health, welfare, incentive, vacation, sick leave, medical, disability, hospitalization, life or other insurance or fringe or other employee benefit plan, policy or arrangement, including any type of self-insured agreement, plan, policy or arrangement (such agreements, plans, policies and arrangements are herein referred to collectively as "Plans" and individually as a "Plan").
SCHEDULE 2.12 further identifies each employee benefit trust maintained with respect to any such Plan and the trustees of each such trust.

            (b) Attached to SCHEDULE 2.12 is a copy of each written Plan as currently in effect (including all amendments thereto), and included in SCHEDULE
2.12 is an accurate summary of all provisions of each oral Plan, as presently in effect.

            (c) All benefits accrued under any of the foregoing as of the date hereof have been, and as of the Closing Date will have been, paid or are and will be otherwise fully funded, and there are no unfunded obligations or liabilities or actuarial deficits of Seller under any of such Plans nor will any such obligations, liabilities or deficits exist at the Closing. SCHEDULE 2.12 further identifies all disputed claims for benefits under any of such Plans which have been asserted or which are probable of assertion to the extent such claims have not been accrued or funded, as aforesaid.

            (d) Each Plan which is intended or required to be qualified or maintained under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code, as amended (the "Code") has been at all times and continues to be operated and maintained in material compliance therewith.

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            (e) Seller has not, with respect to any Plan, engaged in a
"prohibited transaction" as defined in Section 4975(c) of the Code and Section 406(a) of ERISA which could subject Seller to a tax or a penalty with respect thereto.

      2.13 COPIES OF DOCUMENTS. Seller has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section 2 or in the Schedules delivered to Buyer pursuant to this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

      Buyer hereby represents and warrants to Seller as follows:

      3.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted. Buyer is not qualified to do business as a foreign corporation in any other jurisdiction.

      3.2 AUTHORITY. Buyer has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement is the legal and binding obligation of Buyer. The entering into of this Agreement by Buyer does not and the consummation by Buyer of the transactions contemplated hereby will not violate the provisions of (a) Buyer's Articles of Organization or By-laws or (b) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Buyer is a party or by which Buyer is bound, or to which any property of Buyer is subject. No default or breach

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will occur in any material respect by virtue of the consummation of the transactions contemplated herein under any material contract, agreement, indenture or other instrument applicable to Buyer.

SECTION 4. CONDITIONS.

      4.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

      (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Each of the representations, warranties and covenants of Seller and Stockholder in Section 2 hereof shall remain true and correct at the Closing Date as fully as if made on the Closing Date; Seller shall have performed, on or before the Closing Date, all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

      (b) ABSENCE OF LITIGATION. No order shall have been entered by any court or administrative body, and no private or governmental proceeding shall be pending or threatened which seeks to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated herein.

      (c) CERTIFICATES OF LEGAL EXISTENCE AND GOOD STANDING; TAX LIEN WAIVER. Seller shall have delivered to Buyer (i) Certificates of the Secretary of the Commonwealth of Massachusetts certifying as to Seller's legal existence and corporate good standing and (ii) a

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waiver by the Massachusetts Department of Revenue of the lien imposed by M.G.L.,
C.62C, Section 51.

SECTION 5. COMPETITION.

      5.1 NONCOMPETITION COVENANTS. Seller and the Stockholder, jointly and severally, agree that for a period of five (5) years following the date of Closing, none of them shall directly or indirectly, through a subsidiary or affiliate, without the prior express written consent of Buyer:

      (i) engage, whether as a corporation on its own account, or as an officer, director, shareholder, owner, partner, joint venturer, investor, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the business of: siting, developing, permitting or operating a business of transport and disposal of nonhazardous liquid waste (including, without limitation, waste oil, waste water, grease trap waste, grit trap waste, septic waste and oil contaminated water) ; and transportation or collection of any such materials, in each case within a radius of 100 air miles of Braintree, Massachusetts (the "Territory");

      (ii) call upon any person who is, at that time, within the Territory, an employee of Buyer in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Buyer;

      (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of Seller or Buyer, as the case may be, within the Territory for the purpose of the business of transport and disposal of non-hazardous liquid waste (including, without limitation, waste oil, waste water, grease trap waste, grit trap waste

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and oil contaminated water); and transportation or collection of any such materials, in each case within the Territory;

      (iv) call upon any prospective acquisition candidate, on their own behalf or on behalf of any competitor, which candidate was either called upon by Seller or Stockholder or for which Seller or Stockholder made an acquisition analysis for Seller or Buyer;

      (v) disclose the identity of Buyer's customers, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever; or

      (vi) promote or assist, financially or otherwise (including, without limitation, lending, guaranteeing loans or otherwise providing financial assurance in any way) , any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

      Notwithstanding the above, the foregoing covenant shall \not be deemed to prohibit Seller or Stockholder from acquiring as n investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

      SECTION 5.2 INJUNCTIVE RELIEF. Because of the difficulty of measuring economic losses to Buyer as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to Buyer for which it would have no other adequate remedy, Seller and Stockholder agree that, in the event of breach by any of them of the foregoing covenant, the covenant may be enforced by Buyer by, without limitation, injunctions and restraining orders.

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      SECTION 5.3 REASONABLENESS OF COVENANTS. It is agreed by the parties that the foregoing covenants in this Section 5 impose a reasonable restraint on Seller and Stockholder in light of the activities and business of the Buyer on the date of the execution of this Agreement and the future plans of the Buyer.

      SECTION 5.4 SEVERABILITY OF COVENANTS. The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      SECTION 5.5 INDEPENDENT COVENANTS. All of the covenants in this Section 5 shall be construed as an agreement independent of any other provision of this Agreement. Said covenants shall be effective as of the Closing Date and upon payment of the agreed Purchase Price to Seller. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation any time during which Seller or Stockholder is in violation of any provision of this Section 5 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Buyer seeks to enforce the agreements and covenants of Seller or Stockholder or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid further performance or enforcement.

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      SECTION 5.6 MATERIALITY. Seller and Stockholder hereby acknowledge that the foregoing noncompetition covenants are a material and substantial part of this transaction.

SECTION 6. INDEMNIFICATION BY SELLER AND STOCKHOLDER FOR BREACHES OF WARRANTIES
           AND REPRESENTATIONS OF SELLER AND COVENANTS OF SELLER.

     6.1 TERMS OF INDEMNIFICATION. Seller and Stockholder, jointly and severally, (the "Indemnitors") agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents, successors and assigns, and the assets from and against any and all damages resulting from any breach of any representation, warranty, covenant or agreement of Seller set forth in this Agreement. The Indemnitors further agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents, successors and assigns, from and against any and all debts, liabilities, choses in action, or claims of any nature, absolute or contingent, resulting from any such breach, (collectively, "claims"). For any claims with respect to any taxes of any type or nature whatsoever owed to any federal, state or local government or agency thereof, or any interest or penalties with respect thereto, this indemnity shall survive the Closing for the period of the statute of limitations applicable to any such taxes, interest or penalty. For all claims, this indemnity shall survive the Closing for a period of two (2) years. The Indemnitors shall pay to Buyer any amounts due Buyer from the Indemnitors pursuant to the terms of this section within thirty (30) days after demand therefor by Buyer.

      6.2 NOTICE OF CLAIMS. Buyer shall give prompt written notice to Seller of the assertion of any claim, the amount of which together with any anticipated expenses of defense, settlement or investigation, Buyer reasonably expects to exceed Two Hundred Fifty and 00/100 Dollars ($250.00). Seller may, by written notice to Buyer, received by Buyer

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within ten (10) days after receipt by Seller of the original notice from Buyer, assume the defense of any such claim with counsel satisfactory to Buyer. If Seller has assumed the defense of a claim, Buyer shall have the right, but not the obligation, to participate at its own expense in the defense of, or in any negotiation with respect to, such claim. If Seller does not assume the defense of a claim under this Section 6 within ten (10) days after receipt of notice from Buyer of such claim, the Indemnitors shall be obligated to pay all the reasonable fees and expenses incurred by Buyer in any defense, settlement or compromise of such claim and Buyer shall have the right to control the defense. In all events, no settlement or compromise of any claim, the defense of which Seller has the right to assume hereunder, shall be made in any event without the consent of Seller. Any such consent shall not be unreasonably withheld or delayed; provided, however, that in the event Seller shall refuse to join in any such settlement or compromise, Buyer shall have the right to deposit with Seller the settlement amount and Seller shall assume the defense of the claim at its expense and become solely liable therefor. Delay on the part of Buyer in giving notice of a claim for which indemnification is sought shall reduce the liability of the Indemnitors under this Section 6 only to the extent that the Indemnitors was demonstrably and materially prejudiced by such delay in notice.

SECTION 7. MISCELLANEOUS.

      7.1 FEES AND EXPENSES. Each of the parties to this Agreement will bear his or its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

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      7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      7.3 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telegraphed or mailed by certified or registered mail:

      To Seller or
      Stockholder:      South Shore Pumping Corp.
                        130 Clay Pit Road
                        Marshfield, MA 02050

      With a copy to:   Jean O'Callaghan Morris
                        615 Harland Street
                        Milton, MA 02186

      To Buyer:         US LIQUIDS NORTH EAST,  INC.
                        55 Messina Drive
                        Braintree, MA 02184

      With a copy to:   Lawrence L. Lewis, Esq.
                        Bonin & Zalcman
                        One Boston Place, #3225
                        Boston, MA 02108

or to such other address of which any party may notify the other parties as provided above.

      7.4 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. Buyer specifically acknowledges that it is relying solely on the representations and warranties set forth in Section 2 hereof in determining to acquire the Acquired Assets and that no other representations or warranties have been made by Seller.

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
      7.5 BINDING EFFECT. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns.

      7.6 WAIVERS; SEVERABILITY. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

      7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

      7.8 MODIFICAtION OF AGREEMENt. This Agreement may not be modified, waived, amended or terminated except in writing signed by the parties hereto. No waiver of any breach of any term hereof shall be effective unless made in writing signed by the party having the right to enforce such breach, and no such waiver shall be construed as a waiver of any subsequent breach. No course of dealing or delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver thereof or otherwise be prejudicial thereto.

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
      7.9 HEADINGS. The headings in this Agreement are for the convenience of reference only, and shall not affect in any manner any of the terms and provisions hereof.

      7.10 COMPLETENESS OF AGREEMENT. Any and all prior and contemporaneous discussions, undertaking, agreements and understandings of the parties are merged in this Agreement, which alone fully and completely expresses their entire agreement. No warranties, representations, covenants or agreements of any nature whatsoever have been made by any party hereto except as expressly set forth herein.

      7.11 RIGHTS AND DUTIES OF PARTIES AND SUCCESSORS. The rights and duties of the parties under this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.

      SELLER:                             SOUTH SHORE PUMPING CORP.

                                          By:/s/ RANDY S. BERN
                                                 President

                                          /s/ RANDY S. BERN
                                          RANDY S. BERN, Shareholder
                                          individually

      BUYER:                              US LIQUIDS NORTH EAST, INC.



                                          By:/s/ GLENN PRATT
                                                 Vice President

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